Exhibit 99.1

For Immediate Release

CarrAmerica: Karen Widmayer: Media Contact

(202) 729-1789

karen.widmayer@carramerica.com

Stephen Walsh: Analyst Contact

(202) 729-1764

stephen.walsh@carramerica.com

The Blackstone Group: John Ford

(212) 583-5559

ford@blackstone.com

CARRAMERICA AGREES TO BE ACQUIRED BY THE BLACKSTONE GROUP

Washington D.C. – March 6, 2006 – CarrAmerica Realty Corporation (NYSE:CRE) today announced that it has signed a definitive merger agreement to be acquired by an affiliate of The Blackstone Group in a transaction valued at approximately $5.6 billion.

Under the terms of the agreement, Blackstone will acquire all of the outstanding common stock of CarrAmerica for $44.75 per share in cash. The purchase price per share represents an 18.4% premium over CarrAmerica’s closing stock price on February 16, 2006, the date prior to published reports regarding a potential acquisition of CarrAmerica. CarrAmerica is permitted to pay its regular quarterly dividend for the quarter ending March 31, 2006, but will not pay any dividends on its common stock thereafter.

CarrAmerica’s Board of Directors has unanimously approved the merger agreement and has recommended the approval of the transaction by CarrAmerica’s common stockholders. Completion of the transaction, which is currently expected to occur in the second quarter of 2006, is contingent upon customary closing conditions and the approval of CarrAmerica’s stockholders, who will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. The transaction is not contingent on receipt of financing by Blackstone.

Blackstone has agreed that, as promptly as practicable after the completion of the merger, it will liquidate the surviving corporation in the merger. In the liquidation, each holder of a share of the 7.50% Series E Cumulative Redeemable Preferred Stock will receive $25.00 per share in cash plus any then accrued but unpaid dividends.

The common limited partnership interests in two of CarrAmerica’s operating partnerships will be acquired for $44.75 per unit in cash. Qualified holders of common limited partnership interests will be given the option (in lieu of cash) to elect to receive preferred units of limited partnership interest in the partnerships following the merger.

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CarrAmerica Release of March 6, 2006

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“CarrAmerica has dedicated the last 13 years to building an exceptional public commercial real estate company on behalf of its stockholders,” said CarrAmerica Chairman and CEO, Thomas A. Carr. Mr. Carr continued, “Over the past few years, CarrAmerica has emerged as a leader in its markets with growing occupancy, a markedly upgraded portfolio of office properties and a very dedicated and talented organization. And yet, with our most aggressive performance assumptions, we don’t believe we could match the value being offered to our shareholders today by this offer. We believe this transaction will allow us to fulfill our mission with our stockholders and also create new opportunities for growth and success for CarrAmerica as we go forward.”

Jonathan D. Gray, Senior Managing Director of The Blackstone Group, said, “We feel extremely fortunate to have the opportunity to acquire CarrAmerica. The Company represents one of the premier collections of people and properties in the country and will provide us with a valuable platform for future investments in the office sector.”

Goldman, Sachs & Co. acted as financial advisor to CarrAmerica. Citigroup, Bank of America and Deutsche Bank acted as financial advisors to Blackstone. Acquisition financing is being provided to Blackstone by Deutsche Bank, Bank of America and Citigroup. Hogan & Hartson L.L.P. acted as legal advisor to CarrAmerica. Simpson Thacher & Bartlett LLP acted as legal advisor to Blackstone.

About CarrAmerica

CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The company has become one of America’s leading office companies by meeting the needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 285 operating office properties, totaling approximately 26.3 million square feet. CarrAmerica’s markets include Austin, Chicago, Dallas, Denver, Los Angeles, Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at http://www.carramerica.com.

About The Blackstone Group

The Blackstone Group, a global investment and advisory firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris, was founded in 1985. Blackstone’s real estate group has raised approximately $10 billion for real estate investing and has a long track record of investing in office buildings, hotels and other commercial properties. In addition to Real Estate, The Blackstone Group’s core businesses include Private Equity, Corporate Debt Investing, Marketable Alternative Asset Management, Mergers and Acquisitions Advisory, and Restructuring and Reorganization Advisory. Information relating to The Blackstone Group can be accessed on the Internet at http://www.blackstone.com.

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CarrAmerica Release of March 6, 2006

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, factors that could affect, prevent or delay the closing of the transactions described in this release and factors regarding CarrAmerica’s financial condition and results of operations, including the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office space, the extent, strength and duration of any economic recovery, including the effect on demand for office space and the creation of new office development, availability and creditworthiness of tenants, the level of lease rents, and the availability of financing for both tenants and CarrAmerica; adverse changes in real estate markets, including, among other things, the extent of tenant bankruptcies, financial difficulties and defaults, the extent of future demand for office space in CarrAmerica’s core markets and barriers to entry into markets which CarrAmerica may seek to enter in the future, the extent of the decreases in rental rates, CarrAmerica’s ability to identify and consummate attractive acquisitions on favorable terms, CarrAmerica’s ability to consummate any planned dispositions in a timely manner and on acceptable terms, CarrAmerica’s ability to successfully reinvest the proceeds from dispositions in other properties or markets with improved returns, CarrAmerica’s ability to complete development projects on time and within budget and CarrAmerica’s ability to stabilize such projects, and changes in operating costs, including real estate taxes, utilities, insurance and security costs; actions, strategies and performance of affiliates that we may not control or companies in which we have made investments; ability to obtain insurance at a reasonable cost; ability to maintain CarrAmerica’s status as a REIT for federal and state income tax purposes; ability to raise capital; effect of any terrorist activity or other heightened geopolitical crisis; governmental actions and initiatives; and environmental/safety requirements. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving CarrAmerica and affiliates of Blackstone. In connection with the transaction, CarrAmerica will file a proxy statement with the SEC. Stockholders are urged to read the proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.

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CarrAmerica Release of March 6, 2006

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The final proxy statement will be mailed to CarrAmerica stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at CarrAmerica’s Web site, www.carramerica.com, or by contacting Stephen Walsh, Senior Vice President, CarrAmerica, telephone (202) 729-1764.

CarrAmerica and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding CarrAmerica’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.

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